UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 14, 2013

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

Comstock Oil & Gas, LP, a wholly owned subsidiary of Comstock Resources, Inc. (the "Company") has entered into a Purchase and Sale Agreement, dated as of March 14, 2013 (the "Sale Agreement"), with a subsidiary of Rosetta Resources Inc. for the sale of all of the Company's oil and gas properties in Reeves and Gaines counties in West Texas for a sales price of $768 million, subject to customary purchase price adjustments and closing conditions.  The effective date of the transaction will be January 1, 2013, and the transaction is expected to close on or about May 15, 2013.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01.                      Regulation FD Disclosure.

On March 15, 2013, the Company issued a press release announcing that it had entered into the Sale Agreement and it was revising its 2013 capital budget, a copy of which is furnished as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Purchase and Sale Agreement, dated as of March 14, 2013, by and among Rosetta Resources Operating LP and Comstock Oil & Gas, LP.
99.1	Press release dated March 15, 2013.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed "furnished" and not "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: March 18, 2013	By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President and Chief Financial Officer